As filed with the Securities and Exchange Commission on 1 April 2022

Registration Statement No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AngloGold Ashanti Limited
(Exact Name of Registrant as Specified in its Charter)
The Republic of South Africa
(State or Other Jurisdiction of Incorporation or
Organisation)
Not Applicable
(I.R.S. Employer Identification Number)
112 Oxford Road
Houghton Estate, Johannesburg, 2198
(Private Bag X 20, Rosebank, 2196)
South Africa
Tel: +27 (0)11 637-6000
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

AngloGold Ashanti Holdings plc
(Exact Name of Registrant as Specified in its Charter)
The Isle of Man
(State or Other Jurisdiction of Incorporation or
Organisation)
Not Applicable
(I.R.S. Employer Identification Number)
4th Floor, Communications House
South Street
Staines-upon-Thames, TW18 4PR
United Kingdom
Tel: +44 (0)203 968-3320
(Address and Telephone Number of Registrant’s
Principal Executive Offices)

AngloGold Ashanti North America Inc.
4601 DTC Boulevard, Suite 550
Denver, CO 80237
Tel: +1 (303) 889-0700

(Name, Address and Telephone Number of Agent for Service)

Copies to:
George A. Stephanakis, Esq.
Cravath, Swaine & Moore LLP
CityPoint, One Ropemaker Street
London EC2Y 9HR
United Kingdom
Tel: +44 (0)20 7453-1000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

AngloGold Ashanti Limited

(Registration No. 1944/017354/06)

Ordinary Shares,
in the form of Ordinary Shares or American Depositary Shares
Debt Securities
Warrants to Purchase Ordinary Shares
Rights to Purchase Ordinary Shares

AngloGold Ashanti Holdings plc

Guaranteed Debt Securities

We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering. This prospectus may be used by a selling securityholder to sell securities from time to time.

Our ordinary shares are listed on the JSE Limited under the symbol “ANG”. Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) in the form of American depositary shares, or ADSs, under the symbol “AU” (each representing one ordinary share). Our ordinary shares are listed on the Australian Securities Exchange in the form of CHESS depositary interests under the symbol “AGG” (each representing one-fifth of an ordinary share). Our ordinary shares are listed on the Ghana Stock Exchange under the symbol “AGA” and, in the form of Ghanaian depositary shares, or GhDSs, under the symbol “AAD” (each representing one-hundredth of an ordinary share).

AngloGold Ashanti Limited’s principal executive offices are located at 112 Oxford Road, Houghton Estate, Johannesburg, 2198 (Private Bag X 20, Rosebank, 2196), South Africa (Telephone +27 (0)11 637-6000).  AngloGold Ashanti Holdings plc’s registered office is located at Falcon Cliff, Palace Road, Douglas, Isle of Man, IM2 4LB and its principal executive offices (UK establishment office) are located at 4th Floor, Communications House, South Street, Staines-upon-Thames, TW18 4PR, United Kingdom (Telephone +44 (0)203 968-3320).

Investing in these securities involves risks that are described under the heading “Risk Factors” on page 2 of this prospectus and in the “Risk Factors” section contained in the applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is 1 April 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed on 1 April 2022 with the United States Securities and Exchange Commission (the “SEC”), using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplements do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

Unless the context otherwise requires, and except as used in “Description of Debt Securities” (where such terms have the meanings given in that section), in this prospectus the terms the “Company”, “we”, “us” and “our” refer to AngloGold Ashanti Limited and its consolidated subsidiaries.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorise to be delivered to you. Neither we, nor any underwriters or agents, have authorised anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorised or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

RISK FACTORS

For a description of some of the risks that could materially affect an investment in the securities being offered, you should read the discussion of risk factors in “Part I, Item 3: Key Information—Risk Factors” of our most recent annual report on Form 20-F, and identified in our future filings with the SEC, incorporated herein by reference, and in any supplement to the prospectus in relation to any offering of securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business operations. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein, and in any supplement to the prospectus, before deciding to invest in the securities being offered.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), on which our annual and other reports are made available.

INCORPORATION BY REFERENCE

We are subject to the periodic reporting requirements of the Exchange Act, as applicable to foreign private issuers, and therefore file reports and other information with the SEC. The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that:

●	incorporated documents are considered part of this prospectus;

●	we can disclose important information to you by referring you to those documents;

●	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus;

●	information in a document incorporated by reference in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

●	information that we file in the future with the SEC that we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference our annual report on Form 20-F for the year ended 31 December 2021 filed with the SEC on 30 March 2022 and all subsequent annual reports on Form 20-F filed with the SEC under the Exchange Act. We also incorporate by reference any future filings, or portions of such filings, made with the SEC under the Exchange Act, after the date of this prospectus and prior to the completion of an offering of securities under this prospectus, to the extent such filings, or portions of such filings, indicate that they shall be incorporated by reference in this prospectus.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

AngloGold Ashanti North America Inc.
4601 DTC Boulevard
Suite 550
Denver, CO 80237
Telephone: +1 (303) 889-0700
Fax: +1 (303) 889-0707
E-mail: WChancellor@AngloGoldAshanti.com

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking information” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Certain statements contained in this prospectus, other than statements of historical fact, including, without limitation, those concerning the economic outlook for the gold mining industry, expectations regarding gold prices, production, total cash costs, all-in sustaining costs, all-in costs, cost savings and other operating results, return on equity, productivity improvements, growth prospects and outlook of our operations, individually or in the aggregate, including the achievement of project milestones, commencement and completion of commercial operations of certain of our exploration and production projects and the completion of acquisitions, dispositions or joint venture transactions, our liquidity and capital resources and capital expenditures, the consequences of the COVID-19 pandemic and the outcome and consequences of any potential or pending litigation or regulatory proceedings or environmental, health and safety issues, are forward-looking statements regarding our operations, economic performance and financial condition. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as “believe”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “forecast”, “likely”, “should”, “planned”, “may”, “estimated”, “potential” or other similar words and phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

You should consider any forward-looking statements or forecasts in light of the risks and uncertainties described in the information contained or incorporated by reference in this prospectus. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied in these forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements and forecasts are reasonable, no assurance can be given that such expectations will prove to have been correct. Accordingly, results could differ materially from those set out in the forward-looking statements as a result of, among other factors, changes in economic, social and political and market conditions, the success of business and operating initiatives, changes in the regulatory environment and other government actions, including environmental approvals, fluctuations in gold prices and exchange rates, the outcome of pending or future litigation proceedings, any supply chain disruptions, any public health crises, pandemics or epidemics (including the COVID-19 pandemic), and other business and operational risks and other factors, including mining accidents. For a discussion of certain of these and other factors, refer to the information under the heading “Risk Factors” in this prospectus. These factors are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. Consequently, you are cautioned not to place undue reliance on forward-looking statements.

You should review carefully all information, including the financial statements and the notes to the financial statements, included in or incorporated by reference into this prospectus. The forward-looking statements included in this prospectus are made only as of the last practicable date and the forward-looking statements in the documents incorporated by reference are made only as of the last practicable date before the filing of such documents. We undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except to the extent required by applicable law. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements herein.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

AngloGold Ashanti Holdings plc is incorporated under the laws of the Isle of Man and AngloGold Ashanti Limited is incorporated under the laws of the Republic of South Africa. All of the directors and officers of AngloGold Ashanti Holdings plc reside outside the United States. All except two of AngloGold Ashanti Limited’s directors and all except two of AngloGold Ashanti Limited’s officers, and the experts named herein, reside outside the United States. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

In addition, as of 31 December 2021, substantially all of our and AngloGold Ashanti Holdings plc’s respective assets and the assets of our and AngloGold Ashanti Holdings plc’s respective directors and officers were located outside the United States. As a result, you may not be able to enforce against us or AngloGold Ashanti Holdings plc, or any of our or its respective directors and officers, judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

We have been advised by Cains Advocates Limited, our Isle of Man counsel, that there is no statutory procedure in the Isle of Man for the recognition or enforcement of judgments of U.S. courts. However, under Isle of Man common law, a judgment in personam given by a U.S. court may be recognised and enforced by an action for the amount due under it, provided that the judgment: (i) is for a debt or definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty); (ii) is final and conclusive; (iii) was not obtained by fraud; (iv) is not one whose enforcement would be contrary to public policy in the Isle of Man; and (v) was not obtained in proceedings which were opposed to natural justice in the Isle of Man.

Based on the foregoing, we have been advised by our counsel in the Isle of Man that there is no certainty as to the enforceability in the Isle of Man, either in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated upon the civil liability provisions of the U.S. federal securities laws.

We have been advised by ENSafrica (Edward Nathan Sonnenbergs Inc.), our South African counsel, that there are certain factors to be considered under South African law in respect of the enforceability of judgments of U.S. courts in South Africa. These factors include, but are not necessarily limited to, (i) South African public policy considerations (including the rules of natural justice); (ii) South African legislation regulating the applicability and extent of damages and/or penalties that may be payable by a party; (iii) the applicable rules under the relevant South African legislation which regulate the recognition and enforcement of foreign judgments in South Africa; (iv) the South African courts’ inherent jurisdiction to intervene in any matter which such courts may determine warrants the courts’ intervention (despite any agreement amongst the parties to (a) have any certificate or document being conclusive proof of any factor, or (b) oust the courts’ jurisdiction); and (v) whether or not a foreign judgment was obtained by fraudulent means.

Based on the foregoing, we have been advised by our counsel in South Africa that there is no certainty as to the enforceability of judgments of U.S. courts in South Africa.

ANGLOGOLD ASHANTI LIMITED

We are a gold mining company headquartered in Johannesburg, South Africa, with a globally diverse portfolio of mining operations and projects. Based on production levels, we were the third largest gold mining company in the world in 2021. We work across the full spectrum of the mining value chain. Our 10 operating mines, which comprise open-pit and underground mines, are located in seven countries (Argentina, Australia, Brazil, the Democratic Republic of the Congo, Ghana, Guinea and Tanzania), and are supported by extensive exploration activities. We conduct an exploration program, which covers greenfield and brownfield exploration and takes place in both established and new gold-producing regions through managed and non-managed joint venture arrangements, strategic alliances and wholly-owned ground holdings.

We (formerly AngloGold Limited) (Registration number 1944/017354/06) were incorporated in the Republic of South Africa in 1944 under the name of Vaal Reefs Exploration and Mining Company Limited and we operate under the South African Companies Act, No. 71 of 2008, as amended (the “SA Companies Act 2008”). On 26 April 2004, we acquired the entire issued share capital of Ashanti Goldfields Company Limited and changed our name to AngloGold Ashanti Limited on the same day. Our principal executive office is located at 112 Oxford Road, Houghton Estate, Johannesburg, 2198 (Private Bag X 20, Rosebank, 2196), South Africa (Telephone +27 (0)11 637-6000). Our internet address is at www.anglogoldashanti.com. Information available on our website is not, and shall not be deemed to be, part of, or incorporated by reference into, this prospectus.

ANGLOGOLD ASHANTI HOLDINGS PLC

AngloGold Ashanti Holdings plc is a wholly-owned subsidiary of AngloGold Ashanti Limited. The principal activity of AngloGold Ashanti Holdings plc is to act as a holding company for certain of AngloGold Ashanti Limited’s operations and assets located outside South Africa (other than certain of AngloGold Ashanti Limited’s operations and assets located in the United States).

AngloGold Ashanti Holdings plc was incorporated on 10 January 1992, as a private limited company under the Isle of Man Companies Acts 1931 to 1986, under the name of S.M.I. Holdings Limited with company number 056961C. On 2 February 2004, S.M.I. Holdings Limited’s name was changed to AngloGold Holdings Limited in accordance with the provisions of the Isle of Man Companies Acts 1931 to 1993. On 6 February 2004, AngloGold Holdings Limited was converted to a public company and changed its name to become AngloGold Holdings plc on 10 February 2004. AngloGold Holdings plc’s name was changed to AngloGold Ashanti Holdings plc on 18 October 2005. On 17 July 2007, AngloGold Ashanti Holdings plc re-registered in the Isle of Man as a company incorporated and existing under the Isle of Man Companies Act 2006 with company number 001177V. On 1 December 2017, AngloGold Ashanti Holdings plc registered under the UK Companies Act 2006 as an overseas company with company number FC034822 having established a UK establishment in the United Kingdom with UK establishment number BR019915. As a result, AngloGold Ashanti Holdings plc transferred its tax residence from the Isle of Man to the United Kingdom. AngloGold Ashanti Holdings plc’s registered office is located at Falcon Cliff, Palace Road, Douglas, Isle of Man, IM2 4LB and its principal executive offices (UK establishment office) are located at 4th Floor, Communications House, South Street, Staines-upon-Thames, TW18 4PR, United Kingdom (Telephone +44 (0)203 968-3320).

REASONS FOR THE OFFERING AND USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for funding any potential future acquisitions, or our working capital, project development or capital expenditure requirements or for our other general corporate purposes. In addition, we may apply the proceeds of such sale to the reduction of our short-term and other indebtedness as may be described in a prospectus supplement.

AngloGold Ashanti Holdings plc may also lend the proceeds from the sale of any guaranteed debt securities offered by it to AngloGold Ashanti Limited or its other subsidiaries to be used for these purposes.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that may be offered. Unless the context otherwise requires, we will refer to the ordinary shares, ADSs, debt securities, guarantees, warrants and rights as the “offered securities”. Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement, and the documents incorporated by reference in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” carefully before investing in our securities.

The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us or a selling securityholder, the expenses of the offering, the terms of offers and sales outside the United States, if any, our capitalisation, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax consequences and any Isle of Man, UK or South African tax considerations, as the case may be, applicable to the offered securities.

For more detail on the terms of the offered securities, you should read the exhibits filed with, or incorporated by reference into, our registration statement on Form F-3, as well as our registration statements on Form F-6 (Registration No. 333-159248 and No. 333-133049 or such other registration statements on Form F-6 as AngloGold Ashanti Limited may file from time to time) relating to the ADSs.

SOUTH AFRICAN RESERVE BANK APPROVAL

The issuance of securities under this prospectus may be subject to the approval of the South African Reserve Bank.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, including the rights and obligations attached thereto, please refer to “Part I, Item 10: Additional Information––Share Capital” of our most recent annual report on Form 20-F, incorporated by reference herein.

DESCRIPTION OF ADSs

For a description of our ADSs, including the rights and obligations attached thereto, please refer to “Part I, Item 10: Additional Information––Memorandum of Incorporation—Description of ADSs” and “Part I, Item 10: Additional Information––Material Contracts—Description of AngloGold Ashanti ADSs” of our most recent annual report on Form 20-F, incorporated by reference herein, as well as to our registration statements on Form F-6 (Registration No. 333-159248 and No. 333-133049 or such other registration statements on Form F-6 as AngloGold Ashanti Limited may file from time to time).

DESCRIPTION OF DEBT SECURITIES

AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc may each issue debt securities in one or more distinct series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts the general information set forth below.

Except where the context clearly refers to AngloGold Ashanti Holdings plc as the issuer of the debt securities and AngloGold Ashanti Limited as the guarantor of those securities, “we”, “us” and “our” in this section refers to either AngloGold Ashanti Limited or AngloGold Ashanti Holdings plc, whichever is issuing the debt securities at any particular time.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture”. An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of such bonds or notes. The trustee has two main roles. First, the trustee can enforce the rights of such persons against us if we default. There are some limitations on the extent to which the trustee acts on such persons’ behalf, described under “—Events of Default”. Second, the trustee performs certain administrative duties for us.

AngloGold Ashanti Limited will issue debt securities under an indenture, as supplemented from time to time (the “debt indenture”), to be entered into between AngloGold Ashanti Limited and The Bank of New York Mellon as trustee (the “debt trustee”). AngloGold Ashanti Holdings plc will issue guaranteed debt securities under the indenture dated as of 28 April 2010, as supplemented from time to time (the “AGA Holdings guaranteed debt indenture”), among AngloGold Ashanti Holdings plc, AngloGold Ashanti Limited as guarantor, and The Bank of New York Mellon as trustee (the “AGA Holdings guaranteed debt trustee”).

The term “trustee” refers to the debt trustee or the AGA Holdings guaranteed debt trustee, as appropriate. We will refer to the debt indenture and the AGA Holdings guaranteed debt indenture collectively as the “indentures” and each as an “indenture”. The indentures are or will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

As this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the applicable indenture because it, and not this description, defines the rights of holders of debt securities. For example, in this section, we use capitalised words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the form or a conformed execution copy, as applicable, of each indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.

General

The debt securities offered by this prospectus will not be limited and the indentures will not limit the amount of debt securities that may be issued under them. Each indenture provides that any debt securities proposed to be sold under this prospectus and any attached prospectus supplement and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of debt securities, as well as other unsecured debt securities, may be issued under that indenture in one or more series.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:

●	whether the debt securities are issued by AngloGold Ashanti Limited or AngloGold Ashanti Holdings plc;

●	the designation or title of the series of debt securities;

●	the aggregate principal amount of the series of debt securities;

●	the percentage of the principal amount at which the series of debt securities will be offered;

●	the date or dates on which principal will be payable;

●	the rate or rates of interest (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

●	the terms for redemption, extension or early repayment, if any;

●	the currencies in which the series of debt securities are issued and payable;

●	the provision for any sinking fund;

●	any provisions modifying the covenants in the applicable indenture;

●	any provisions modifying the events of default in the applicable indenture;

●	whether the series of debt securities are issuable in certificated form;

●	any provisions modifying the defeasance and covenant defeasance provisions;

●	any special tax implications, including provisions for original issue discount;

●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

●	whether the debt securities are subject to subordination and the terms of such subordination;

●	whether the debt securities are guaranteed and the terms and any subordination of such guarantee;

●	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

●
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of this option;

●	any provisions granting special rights to the holders of the debt securities, including any provisions requiring us to offer to repurchase debt securities, upon the occurrence of specific events;

●
the percentages of consolidated net tangible assets applicable to each of (i) the definition of Principal Property, (ii) the limitation on liens and (iii) the limitation on sale and leaseback transactions; and

●	any other terms.

The debt securities will be the unsecured obligations of the issuer. Unless the debt securities are subject to subordination as specified in the prospectus supplement and related supplemental indenture, debt securities will rank equally with the other unsecured and unsubordinated indebtedness of the issuer. If subordinated, debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of the unsecured and unsubordinated indebtedness of the issuer, subject to the terms of subordination to be set forth in the prospectus supplement and the supplemental indenture.

Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by the issuer in immediately available funds.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

None of the indentures limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under that indenture, are called the “securities”. Each indenture also provides that there may be more than one trustee, each with respect to one or more different series of securities. See “—Resignation of Trustee”. At a time when two or more trustees are acting under one of the indentures, each with respect to only certain series, the term “securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under one of the indentures, the powers and trust obligations of each trustee described in this prospectus will extend only to those series of securities for which it is trustee. If two or more trustees are acting under one of the indentures, then the securities for which each trustee is acting would be treated as if issued under separate indentures.

The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue securities with terms different from those of securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of securities and issue additional securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Full and Unconditional Guarantee of Debt Securities of AngloGold Ashanti Holdings plc

AngloGold Ashanti Limited will fully and unconditionally guarantee any debt securities issued by AngloGold Ashanti Holdings plc under a guarantee of the payment of principal of, and any premium, interest and “additional amounts” on, these debt securities when due, whether at maturity or otherwise. AngloGold Ashanti Limited must obtain the approval of the South African Reserve Bank to provide this guarantee. Therefore, the issuance of guaranteed debt securities by AngloGold Ashanti Holdings plc under this prospectus will, in respect of the guarantee granted by AngloGold Ashanti Limited, require the approval of the South African Reserve Bank. In addition, such guarantee must be approved by the shareholders of AngloGold Ashanti Limited pursuant to the SA Companies Act 2008. Unless the guarantees are subject to subordination as specified in the prospectus supplement and related supplemental indenture, the guarantees will rank equally with other unsecured and unsubordinated indebtedness of AngloGold Ashanti Limited. Because the guarantees determine the ranking of the debt guaranteed by them, guaranteed debt securities issued by AngloGold Ashanti Holdings plc will also rank equally with other unsecured and unsubordinated indebtedness of AngloGold Ashanti Limited, unless otherwise specified in the prospectus supplement and related supplemental indenture. For a discussion of the payment of “additional amounts”, see “—Payment of Additional Amounts with Respect to the Debt Securities” below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against AngloGold Ashanti Holdings plc before they proceed directly against AngloGold Ashanti Limited.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, we will pay all amounts of principal of, and any premium and interest on, any debt securities, and all payments pursuant to any guarantee shall be made, without deduction or withholding for any taxes, duties, assessments or other charges imposed by the government of South Africa or the Isle of Man or any other jurisdiction where we (and, in the case of guaranteed debt securities, the guarantor) are tax resident or in which we do business, as the case may be, or the government of a jurisdiction in which a successor to any of us, as the case may be, is organised or tax resident (each such jurisdiction, a “Taxing Jurisdiction”), unless such taxes, duties, assessments or other governmental charges are required by a Taxing Jurisdiction to be deducted or withheld. In that event, we (or the guarantor) will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:

●
the amount of any tax, duty, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction (including any unit of the federal or a state government of the United States);

●	the amount of any tax, duty, assessment or other governmental charge that is only payable because either:

−	a type of connection exists between the holder and a Taxing Jurisdiction; or

−	the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

●	any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

●	the amount of any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;

●
the amount of any tax, duty, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner’s nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;

●
any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or

●	any combination of the withholdings, taxes, duties, assessments or other governmental charges described above.

Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

References in this prospectus and the prospectus supplement to principal or interest will be deemed to include additional amounts payable with respect thereto.

Optional Tax Redemption

Unless otherwise indicated in the applicable prospectus supplement, we or the guarantor may redeem each series of guaranteed debt securities at our option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

●
we or the guarantor would be required to pay additional amounts, as a result of any change in the tax laws or income tax treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of an income tax treaty, to which a Taxing Jurisdiction is a party that, in the case of any of us, becomes effective on or after the date of issuance of that series (or, in the case of a successor that becomes effective after the date such successor becomes such, or, in the case of assumption by the guarantor, the date of such assumption), as explained above under “—Payment of Additional Amounts with Respect to the Debt Securities”, or

●
there is a change in the official application or interpretation of an income tax treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us.

Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Additional Mechanics

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry form only represented by global securities.

Subject to receiving the prior approval from the South African Reserve Bank authorizing us to issue bearer securities, we also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth selling and other restrictions applicable to the offer and purchase of such debt securities and the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders.  We will issue registered debt securities in book-entry form only, unless we specify otherwise in our applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under each indenture, only the person in whose name a debt security is registered is recognised as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognise only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders.  In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

For our debt securities held in street name, we will recognise only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders.  Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders.  If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

●	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security that we issue in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities.  As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

●
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

●
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Holders of Registered Debt Securities” above.

●	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are not permitted by law to own securities in book-entry form.

●
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

●
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

●
The depositary requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

●
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security Will Be Terminated.  In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “—Holders of Registered Debt Securities” above.

The special situations for termination of a global security are as follows:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 120 days;

●	if we notify the trustee that we wish to terminate that global security;

●	if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; or

●	if any other condition specified in our prospectus supplement occurs.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the direct holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable registrar’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “regular record date”. Because we will pay all the interest for an interest period to the holders on the regular record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest”.

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities—What Is a Global Security?”.

Payments on Certificated Securities. We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds, that is funds that become available on the day after the check is cashed.

Payment when Offices Are Closed. If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events of Default

You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What Is an Event of Default? Unless we specify otherwise in the applicable prospectus supplement, the term “Event of Default” in respect of the debt securities of your series means any of the following:

●	failure to pay the principal of, or any premium on, a debt security of that series on its due date;

●	failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;

●	failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;

●
we (or, in the case of guaranteed debt securities, we or the guarantor) remain in breach of a covenant in respect of debt securities of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;

●	we (or, in the case of guaranteed debt securities, we or the guarantor) file for bankruptcy or certain other events of bankruptcy, insolvency or reorganisation occur; or

●	any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

Remedies if an Event of Default Occurs. Unless we specify otherwise in the applicable prospectus supplement, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) satisfactory to the trustee. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Unless we specify otherwise in the applicable prospectus supplement, before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	you must give your trustee written notice that an Event of Default has occurred and remains uncured;

●
the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

●	the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Unless we specify otherwise in the applicable prospectus supplement, holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; and

●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

Each year, we (and, in the case of guaranteed debt securities, the guarantor) will furnish to the applicable trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we (and, in the case of guaranteed debt securities, the guarantor) are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

●
immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing. For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “—Events of Default—What Is an Event of Default?”. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

●	we must deliver certain certificates and documents to the trustee; and

●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any of the indentures and the debt securities issued under the indentures.

Changes Requiring Your Approval. First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

●	change the stated maturity of the principal of (or premium, if any) or interest on a debt security;

●	reduce any amounts due on a debt security;

●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

●	adversely affect any right of repayment at the holder’s option;

●	change the place or currency of payment on a debt security;

●	impair your right to sue for payment;

●	adversely affect any right to convert or exchange a debt security in accordance with its terms;

●	reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

●
reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults under the applicable indenture;

●
modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

●	change any obligation to pay additional amounts, as explained above under “—Payment of Additional Amounts with Respect to the Debt Securities”.

Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under any of the indentures after the change takes effect.

Changes Requiring Majority Approval. Any other change to any of the indentures or the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;

●
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

The holders of a majority in principal amount of any series of debt securities issued under an indenture may waive our (and, in the case of guaranteed debt securities, the guarantor’s) compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval”.

Further Details Concerning Voting. We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement or supplemental indenture, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance”.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE APPLICABLE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state otherwise in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under certain circumstances as described below, we (or, in the case of guaranteed debt securities, we or the guarantor) can be released from some of the restrictive covenants in the indenture under which a particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

●
we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

●	the covenant defeasance must not otherwise result in a breach of the indenture or any of our (and, in the case of guaranteed debt securities, the guarantor’s) material agreements;

●	no Event of Default must have occurred and remain uncured;

●
we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity; and

●	we must deliver to the trustee a legal opinion and officer’s certificate, each stating that all conditions precedent to covenant defeasance under the indenture have been met.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. Under certain circumstances as described below, we (or, in the case of guaranteed debt securities, we or the guarantor) can legally release ourselves from all payment and certain other obligations on the debt securities of a particular series. This is called “full defeasance”. In order to achieve full defeasance, we must put in place the following arrangements for you to be repaid:

●
we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

●	the full defeasance must not otherwise result in a breach of the indenture or any of our (and, in the case of guaranteed debt securities, the guarantor’s) material agreements;

●	no Event of Default must have occurred and remain uncured;

●
we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities of the particular series any differently than if we did not make the deposit and just repaid the debt securities of the particular series ourselves at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities of the particular series would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognise gain or loss on the debt securities at the time of the deposit; and

●	we must deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to full defeasance under the indenture have been met.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Form, Exchange and Transfer of Registered Securities

If registered debt securities cease to be issued in global form, they will be issued:

●	only in fully registered certificated form;

●	without interest coupons; and

●	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the place of payment as specified in the applicable prospectus supplement. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

AngloGold Ashanti Limited covenants in the indentures that it will not, nor will it permit any “Restricted Subsidiary” to, create, incur, issue, assume or guarantee any Capital Markets Indebtedness if the Capital Markets Indebtedness is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a “lien” or “liens”) upon any “Principal Property” of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the applicable indenture or thereafter acquired, without effectively securing the securities issued under that indenture equally and ratably with or prior to such secured Capital Markets Indebtedness. See below for definitions of “Restricted Subsidiary”, “Capital Markets Indebtedness” and “Principal Property”.

This lien restriction will not apply to, among other things:

●	liens already existing at the time of our first issuance of debt securities under the applicable indenture;

●	liens on property or securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

●	liens arising by operation of law in the ordinary course of business and securing amounts not more than 60 days overdue;

●
liens created on an undertaking or asset in favour of a governmental or quasi-governmental (whether national, local or regional) or supra-governmental body in respect of the financing of that undertaking or asset at a preferential rate which secures only the payment or repayment of the financing for that undertaking or asset;

●	liens created in respect of any margin or collateral delivered or otherwise provided in connection with metal transactions;

●
liens on any property acquired, constructed or improved after the date of the applicable indenture that are created or assumed before or within 12 months after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost of construction or improvement incurred after the date of the applicable indenture, or existing liens on property acquired after the date of the applicable indenture, provided that such liens are limited to such property acquired or constructed or to the improvement of such properties;

●
liens on any Principal Property imposed to secure all or any part of the payment of costs of exploration, drilling, development, operation, construction, alteration, repair, improvement or rehabilitation, if they are created or assumed before or within 12 months after completion of these activities;

●	liens securing debt owed by a Restricted Subsidiary to AngloGold Ashanti Limited or to another Restricted Subsidiary;

●
liens on any property, shares of stock or indebtedness of a corporation consolidated with or merged into, or substantially all of the assets of which are acquired by AngloGold Ashanti Limited or a Restricted Subsidiary existing at the time of such acquisition;

●	certain deposits or pledges of assets;

●
liens in favour of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these liens, including liens to secure tax exempt pollution control revenue bonds;

●	liens on property acquired by AngloGold Ashanti Limited or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

●	judgment liens in which the finality of the judgment is being contested in good faith;

●	liens for the sole purpose of extending, renewing or replacing debt secured by the permitted liens listed here, subject to certain limitations;

●
liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can be paid without penalty after they are due, or which are being contested in good faith; landlord’s liens on leased property; and other similar liens which do not, in the opinion of AngloGold Ashanti Limited, materially impair the use of that property in the operation of its business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;

●	any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with International Financial Reporting Standards;

●
liens on margin stock owned by AngloGold Ashanti Limited and its Restricted Subsidiaries to the extent this margin stock exceeds 25 percent of the fair market value of the sum of the Principal Property and that of the Restricted Subsidiaries plus the shares of stock (including margin stock) and indebtedness incurred by the Restricted Subsidiaries;

●	liens over assets for the purpose of securing financing for construction and development of a project such as a mining venture, which we usually call “project finance”;

●
any mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest kept by the seller in a property AngloGold Ashanti Limited acquires, and any sale by AngloGold Ashanti Limited to another person of a mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest;

●
any lien created to secure our portion of someone else’s expenses to develop or conduct operations with respect to mineral resources on a property in which we or one of our Restricted Subsidiaries has an interest;

●
any conveyance or assignment under the terms of which AngloGold Ashanti Limited or one of its Restricted Subsidiaries conveys or assigns to any person an interest in any mineral and/or the proceeds thereof, any royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest in real property; and

●	any lien to secure the performance of our obligations to others who jointly hold an interest in property with AngloGold Ashanti Limited or one of its Restricted Subsidiaries.

In addition, the lien restriction does not apply to Capital Market Indebtedness secured by a lien, if the Capital Market Indebtedness, together with all other Capital Market Indebtedness secured by liens (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the relevant indenture (but not including “Sale and Lease Back Transactions” pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of AngloGold Ashanti Limited and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

The term “Restricted Subsidiary” is defined in these indentures to mean any wholly-owned subsidiary of AngloGold Ashanti Limited which also owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.

The term “Capital Markets Indebtedness” is defined in the indentures to mean any indebtedness for money borrowed or interest thereon in the form of bonds, notes, debentures, loan stock or other similar securities that are, or are capable of being, quoted, listed or ordinarily dealt with in any stock exchange, over-the-counter or other securities market, having an original maturity of more than 365 days from its date of issue, or any guarantee or indemnity in respect of Capital Markets Indebtedness.

The term “Principal Property” is defined in the indentures to mean any mine or mining-related facility, together with the land upon which such plant or other facility is erected and fixtures comprising a part thereof, whose net book value exceeds a certain percentage of consolidated net tangible assets of AngloGold Ashanti Limited, unless the board of directors of AngloGold Ashanti Limited thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

The term “Margin Stock” as used in these indentures is intended to mean such term as defined in Regulation U of the Board of Governors of the U.S. Federal Reserve System.

Limitation on Sale and Lease Back Transactions

AngloGold Ashanti Limited covenants in the indentures that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a “Sale and Lease Back Transaction”), unless:

●
the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the applicable indenture and the aggregate principal amount of its debt secured by liens on Principal Property of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under “—Limitation on Liens” above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of AngloGold Ashanti Limited, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;

●
AngloGold Ashanti Limited or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the applicable indenture, as described in the bullet points under “—Limitation on Liens” above;

●
AngloGold Ashanti Limited applies an amount equal to the greater of the net proceeds of the sale or transfer or fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of AngloGold Ashanti Limited or a Restricted Subsidiary that is not subordinated to the debt securities issued; or

●
AngloGold Ashanti Limited enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in currencies other than U.S. dollars may entail significant risks to U.S. holders. These risks include the possibility of significant fluctuations in the currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the applicable prospectus supplement.

General

We may issue warrants to purchase ordinary shares. Such warrants may be issued independently or together with any other securities and may be attached or separate from those securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement related to our issue of warrants will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of the securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise will expire;

●
whether the warrants will be issued in registered form or bearer form. If the warrants are issued in bearer form, the prior approval of the South African Reserve Bank must be obtained, and the bearer warrants will be issued on the conditions set out by the South African Reserve Bank;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material U.S. federal and other applicable income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

We may issue subscription rights to purchase our ordinary shares. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

●	the title of the subscription rights;

●	the securities for which the subscription rights are exercisable;

●	the exercise price for the subscription rights;

●	the number of subscription rights issued;

●	the extent to which the subscription rights are transferable;

●	if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;

●	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

●	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

●	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to purchase for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or ADSs purchasable with this exercise. Rights to purchase ordinary shares in the form of ADSs will be represented by certificates issued by the ADS depositary upon receipt of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

We may determine to offer subscription rights to our shareholders only or additionally to persons other than shareholders as described in the applicable prospectus supplement. In the event subscription rights are offered to our shareholders only and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

TAXATION

The applicable prospectus supplement will describe the material U.S. federal income tax considerations of the acquisition, ownership and disposition of any securities offered under this prospectus by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

The applicable prospectus supplement will describe certain South African income tax considerations to an investor who is a non-resident of South Africa of acquiring any securities offered under this prospectus, including whether the payments of principal of, and premium and interest, if any, on, the debt securities will be subject to South African non-resident withholding tax.

If the offered securities are debt securities issued by AngloGold Ashanti Holdings plc, the applicable prospectus supplement will describe certain Isle of Man income tax considerations to an investor who is a non-resident of the Isle of Man of acquiring certain securities offered under this prospectus, including whether the payments of principal of, and premium and interest, if any, on, the debt securities will be subject to non-resident withholding tax in the Isle of Man.

If the offered securities are debt securities issued by AngloGold Ashanti Holdings plc, the applicable prospectus supplement will describe certain UK income tax considerations to an investor who is a non-resident of the United Kingdom of acquiring certain securities offered under this prospectus, including whether the payments of principal of, and premium and interest, if any, on, the debt securities will be subject to withholding tax in the United Kingdom.

PLAN OF DISTRIBUTION

The offered securities may be sold, and the underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts or other obligations;

●	by an underwritten public offering;

●	by an underwritten offering of debt instruments convertible into or exchangeable for our ordinary shares on terms to be described in the applicable prospectus supplement;

●	in a combination of any of the above; or

●	any other method permitted pursuant to applicable law. In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the applicable prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorised to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

We will advise any selling securityholder that while it is engaged in a distribution of the offered securities, it is required to comply with Regulation M promulgated under the Exchange Act. With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the offered securities.

LEGAL MATTERS

Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, ENSafrica (Edward Nathan Sonnenbergs Inc.). Certain legal matters with respect to Isle of Man law will be passed upon for us by Cains Advocates Limited. Certain legal matters with respect to United States and New York law will be passed upon for us by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of AngloGold Ashanti Limited as of 31 December 2021, 2020 and 2019 and for each of the three years in the period ended 31 December 2021, appearing in AngloGold Ashanti Limited’s Annual Report on Form 20-F for the year ended 31 December 2021, and the effectiveness of AngloGold Ashanti Limited’s internal control over financial reporting as of 31 December 2021 have been audited by Ernst & Young Inc., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the years 2021, 2020 and 2019, are based in part on the audit report of BDO LLP, independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Kibali (Jersey) Limited as of 31 December 2021, 2020 and 2019 and for each of the three years in the period ended 31 December 2021, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the audit report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

The Memorandum of Incorporation of AngloGold Ashanti Limited provides that, subject to the provisions of the SA Companies Act 2008, AngloGold Ashanti Limited will indemnify its directors, managers, secretaries, and other officers or servants against all costs, losses and expenses they may incur or become liable to pay by reason of any contract entered into, or any act or omission done or omitted to be done by them in the discharge of their duties, including traveling expenses.

Under the SA Companies Act 2008, a company may not indemnify a director or officer (including any former director or officer, or any person who is or was a member of a committee of the board of such company) in respect of any liability for any loss, damages or costs arising as a direct or indirect consequence of:

●
the director or officer having acted in the name of the company, signed anything on behalf of the company, or purported to bind the company or authorise the taking of any action by or on behalf of the company, despite knowing that he or she lacked the authority to do so;

●
the director or officer having acquiesced in the carrying on of the company’s business despite knowing that it was being conducted recklessly, with gross negligence, with intent to defraud any person or for any fraudulent purposes;

●
the director or officer having been a party to an act or omission by the company despite knowing that the act or omission was calculated to defraud a creditor, employee or shareholder of the company, or had another fraudulent purpose; or

●	wilful misconduct or wilful breach of trust on the part of the director or officer, and a company may not indemnify a director or officer in respect of any fine that may be imposed on a director or officer as a consequence of that director or officer having been convicted of an offence, unless the conviction was based on strict liability.

A company may claim restitution from any director or officer of the company or of a related company for any money paid directly or indirectly to or on behalf of such director or officer in any manner inconsistent with the provisions of section 78 of the SA Companies Act 2008.

The SA Companies Act 2008 provides that, except to the extent that the company’s Memorandum of Incorporation provides otherwise, a company may purchase insurance to protect a director or officer against any liability or expense for which the company is permitted, in terms of the SA Companies Act 2008, to indemnify a director or officer and any expenses that the company is permitted to advance to a director or officer.

Under the Isle of Man Companies Act 2006 and the Articles of Association of AngloGold Ashanti Holdings plc, AngloGold Ashanti Holdings plc may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

●
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of AngloGold Ashanti Holdings plc; or

●
is or was, at the request of AngloGold Ashanti Holdings plc, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

The indemnity only applies if the person acted honestly and in good faith with a view to the best interests of AngloGold Ashanti Holdings plc and, in the case of criminal proceedings, the person had no reasonable cause to believe that the conduct of such person was unlawful.

If a director of AngloGold Ashanti Holdings plc has been successful in defense of any proceedings referred to above, that person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with the proceedings.

AngloGold Ashanti Holdings plc may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of AngloGold Ashanti Holdings plc, or who at the request of AngloGold Ashanti Holdings plc is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against that person and incurred by that person in that capacity, whether or not AngloGold Ashanti Holdings plc has or would have had the power to indemnify the person against the liability as provided in its Articles of Association.

AngloGold Ashanti Limited has purchased directors’ and officers’ liability insurance coverage for its directors and officers and those of its subsidiaries, including those of AngloGold Ashanti Holdings plc.

Item 9. Exhibits

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for debt securities of AngloGold Ashanti Limited	*

1.2	Form of underwriting agreement for guaranteed debt securities of AngloGold Ashanti Holdings plc	*

1.3	Form of underwriting agreement for ordinary shares of AngloGold Ashanti Limited	*

1.4	Form of distribution agreement	*

3.1	Memorandum of Incorporation of AngloGold Ashanti Limited (last amended 10 June 2020)	Incorporated by reference to Exhibit 19.1 to AngloGold Ashanti Limited’s Annual Report on Form 20-F (No. 001-14846) filed with the SEC on 26 March 2021

4.1	Proposed form of debt indenture between AngloGold Ashanti Limited and The Bank of New York Mellon, as trustee	Incorporated by reference to Exhibit 4.1 to AngloGold Ashanti Limited’s Registration Statement on Form F-3 (No. 333-161634) filed with the SEC on 31 August 2009

4.2
Indenture for guaranteed debt securities among AngloGold Ashanti Holdings plc, as issuer, AngloGold Ashanti Limited, as guarantor, and The Bank of New York Mellon, as trustee, dated as of 28 April 2010

Incorporated by reference to Exhibit 4.2 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form F-3 (Nos. 333-182712 and 333-182712-02) filed with the SEC on 17 July 2012

4.3	Form of 6.50% Notes due 2040 and related Guarantee
Incorporated by reference to Exhibit 99(C) to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form 8-A (Nos. 001-14846 and 001-34725) filed with the SEC on 28 April 2010

4.4	Form of 3.75% Notes due 2030 and related Guarantee	Incorporated by reference to Exhibit 4.1 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s report on Form 6-K (Nos. 001-14846 and 001-34725) filed with the SEC on 1 October 2020

4.5	Form of 3.375% Notes due 2028 and related Guarantee	Incorporated by reference to Exhibit 4.1 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s report on Form 6-K (Nos. 001-14846 and 001-34725) filed with the SEC on 22 October 2021

4.7	Form of senior fixed rate redeemable or non-redeemable note	*

4.8	Form of guaranteed fixed rate redeemable or non-redeemable note	*

4.9	Form of ordinary share certificate for AngloGold Ashanti Limited
Incorporated by reference to Exhibit 4.11 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form F-3 (Nos. 333-182712 and 333-182712-02) filed with the SEC on 17 July 2012

4.10	Form of ordinary share warrant agreement	*

4.11	Form of ordinary share warrant certificate	*

4.12	Form of subscription agreement to exercise rights to purchase ordinary shares	*

4.13	Form of rights certificate to purchase ordinary shares	*

Exhibit No.	Name of Document	Method of Filing
4.14
Amended and Restated Deposit Agreement dated as of 3 June 2008 among AngloGold Ashanti Limited, The Bank of New York Mellon as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder
Incorporated by reference to Exhibit 1 to AngloGold Ashanti Limited’s Registration Statement on Form F-6 (No. 333-159248) filed with the SEC on 14 May 2009

4.15	Form of American Depositary Receipt	Included as Exhibit A to Exhibit 4.14

5.1	Opinion of Cravath, Swaine & Moore LLP, U.S. counsel	Filed herewith

5.2	Opinion of ENSafrica (Edward Nathan Sonnenbergs Inc.), South African counsel	Filed herewith

5.3	Opinion of Cains Advocates Limited, Isle of Man counsel	Filed herewith

22.1	Subsidiary Issuer of Guaranteed Securities	Incorporated by reference to Exhibit 19.17 to AngloGold Ashanti Limited’s Annual Report on Form 20-F (No. 001-14846) filed with the SEC on 30 March 2022

23.1	Consent of Ernst & Young Inc., independent registered public accounting firm	Filed herewith

23.2	Consent of BDO LLP, independent registered public accounting firm	Filed herewith

23.3	Consent of Cravath, Swaine & Moore LLP	Included as part of Exhibit 5.1

23.4	Consent of ENSafrica (Edward Nathan Sonnenbergs Inc.)	Included as part of Exhibit 5.2

23.5	Consent of Cains Advocates Limited	Included as part of Exhibit 5.3

23.6	Consent of Chairman of the Mineral Resource and Ore Reserve Steering Committee	Filed herewith

23.7	Consents of Qualified Persons for Technical Report Summary, Geita Gold Mine, A Life of Mine Summary Report	Filed herewith

23.8	Consents of Qualified Persons for Technical Report Summary, Obuasi, A Life of Mine Summary Report	Filed herewith

23.9	Consents of Qualified Persons for Technical Report Summary, Iduapriem, A Life of Mine Summary Report	Filed herewith

23.10	Consents of Qualified Persons for Technical Report Summary, Siguiri, A Life of Mine Summary Report	Filed herewith

23.11	Consents of Qualified Persons for Technical Report Summary, Kibali Gold Mine, A Life of Mine Summary Report	Filed herewith

23.12	Consents of Qualified Persons for Technical Report Summary, Cuiabá, A Life of Mine Summary Report	Filed herewith

23.13	Consents of Qualified Persons for Technical Report Summary, Córrego do Sítio Mineração, A Life of Mine Summary Report	Filed herewith

23.14	Consents of Qualified Persons for Technical Report Summary, Lamego, A Life of Mine Summary Report	Filed herewith

Exhibit No.	Name of Document	Method of Filing
23.15	Consents of Qualified Persons for Technical Report Summary, Serra Grande Mine, A Life of Mine Summary Report	Filed herewith

23.16	Consents of Qualified Persons for Technical Report Summary, Cerro Vanguardia, A Life of Mine Summary Report	Filed herewith

23.17	Consent of Qualified Person for Technical Report Summary, La Colosa, An Initial Assessment Report	Filed herewith

23.18	Consents of Qualified Persons for Technical Report Summary, Quebradona Project, A Preliminary Feasibility Report	Filed herewith

23.19	Consents of Qualified Persons for Technical Report Summary, Gramalote Project, An Initial Assessment Report	Filed herewith

23.20	Consent of Qualified Person for Technical Report Summary, Silicon Project, A Life of Mine Summary Report	Filed herewith

23.21	Consents of Qualified Persons for Technical Report Summary, Sunrise Dam Gold Mine, A Life of Mine Summary Report	Filed herewith

23.22	Consent of Qualified Person for Technical Report Summary, Butcher Well Project, An Initial Assessment Report	Filed herewith

23.23	Consents of Qualified Persons for Technical Report Summary, Tropicana Gold Mine, A Life of Mine Summary Report	Filed herewith

24	Powers of Attorney of the registrants	Included on the signature pages

25.1	Statement of eligibility of The Bank of New York Mellon, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the proposed form of AngloGold Ashanti Limited debt indenture	Filed herewith

25.2
Statement of eligibility of The Bank of New York Mellon, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the AngloGold Ashanti Holdings plc guaranteed debt indenture dated as of 28 April 2010
Filed herewith

96.1	Technical Report Summary, Geita Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.1 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.2	Technical Report Summary, Obuasi, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.2 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.3	Technical Report Summary, Iduapriem, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.3 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

Exhibit No.	Name of Document	Method of Filing
96.4	Technical Report Summary, Siguiri, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.4 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.5	Technical Report Summary, Kibali Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.5 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.6	Technical Report Summary, Cuiabá, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.6 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.7	Technical Report Summary, Córrego do Sítio Mineração, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.7 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.8	Technical Report Summary, Lamego, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.8 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.9	Technical Report Summary, Serra Grande Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.9 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.10	Technical Report Summary, Cerro Vanguardia, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.10 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.11	Technical Report Summary, La Colosa Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.11 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.12	Technical Report Summary, Quebradona Project, A Preliminary Feasibility Report	Incorporated by reference to Exhibit 96.12 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.13	Technical Report Summary, Gramalote Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.13 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.14	Technical Report Summary, Silicon Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.14 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.15	Technical Report Summary, Sunrise Dam Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.15 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.16	Technical Report Summary, Butcher Well Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.16 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.17	Technical Report Summary, Tropicana Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.17 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

107	Filing fee table	Filed herewith

*          To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering.

Item 10.  Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” filed as an exhibit to the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, AngloGold Ashanti Limited, a corporation incorporated and existing under the laws of the Republic of South Africa, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of Johannesburg, South Africa on the 1st day of April 2022.

AngloGold Ashanti Limited
By:	/s/ Kandimathie Christine Ramon
Name: Kandimathie Christine Ramon
Title: Chief Financial Officer and Executive Director

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Alberto Calderon Zuleta, Kandimathie Christine Ramon and Lizelle Marwick and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 1st day of April 2022.

Signature	Title

/s/ Alberto Calderon Zuleta	Chief Executive Officer and Executive Director
Alberto Calderon Zuleta	(Principal Executive Officer)

/s/ Kandimathie Christine Ramon	Chief Financial Officer and Executive Director
Kandimathie Christine Ramon	(Principal Financial Officer)

/s/ Ian Kramer	Senior Vice President – Group Finance
Ian Kramer	(Principal Accounting Officer)

/s/ Maria da Conceição das Neves Calha Ramos	Chairman and Independent Non-Executive
Maria da Conceição das Neves Calha Ramos	Director

/s/ Rhidwaan gasant	Independent Non-Executive Director
Rhidwaan Gasant

/s/ Kojo Osei Frimpong Busia	Independent Non-Executive Director
Kojo Osei Frimpong Busia

/s/ Alan Murray Ferguson	Independent Non-Executive Director
Alan Murray Ferguson

/s/ Albert Headden Garner	Independent Non-Executive Director
Albert Headden Garner

/s/ Scott Paul Lawson	Independent Non-Executive Director
Scott Paul Lawson

/s/ Nelisiwe Veronica Barbara Magubane	Independent Non-Executive Director
Nelisiwe Veronica Barbara Magubane

/s/ Maria Del Carmen Richter	Independent Non-Executive Director
Maria Del Carmen Richter

/s/ Jochen Erhard Tilk	Independent Non-Executive Director
Jochen Erhard Tilk

/s/ Wayne Chancellor	Authorised Representative in the United States
Wayne Chancellor

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, AngloGold Ashanti Holdings plc, a corporation incorporated and existing under the laws of the Isle of Man, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of Staines-upon-Thames, United Kingdom on the 1st day of April 2022.

AngloGold Ashanti Holdings plc
By:	/s/ Robert Paul Harling Hayes
Name: Robert Paul Harling Hayes
Title: General Manager and Executive Director

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Robert Paul Harling Hayes and Simon John Scott and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 1st day of April 2022.

Signature	Title

/s/ Robert Paul Harling Hayes	General Manager and Executive Director
Robert Paul Harling Hayes	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Neil Alan Duggan	Chairman and Independent Non-Executive Director
Neil Alan Duggan

/s/ Michael James Kirkwood	Independent Non-Executive Director
Michael James Kirkwood

/s/ Malcolm Howden Levy	Independent Non-Executive Director
Malcolm Howden Levy

/s/ Simon John Scott	Independent Non-Executive Director
Simon John Scott

Signature	Title

/s/ Kandimathie Christine Ramon	Non-Executive Director
Kandimathie Christine Ramon

/s/ Wayne Chancellor	Authorised Representative in the United States
Wayne Chancellor

EXHIBITS

Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for debt securities of AngloGold Ashanti Limited	*

1.2	Form of underwriting agreement for guaranteed debt securities of AngloGold Ashanti Holdings plc	*

1.3	Form of underwriting agreement for ordinary shares of AngloGold Ashanti Limited	*

1.4	Form of distribution agreement	*

3.1	Memorandum of Incorporation of AngloGold Ashanti Limited (last amended 10 June 2020)	Incorporated by reference to Exhibit 19.1 to AngloGold Ashanti Limited’s Annual Report on Form 20-F (No. 001-14846) filed with the SEC on 26 March 2021

4.1	Proposed form of debt indenture between AngloGold Ashanti Limited and The Bank of New York Mellon, as trustee	Incorporated by reference to Exhibit 4.1 to AngloGold Ashanti Limited’s Registration Statement on Form F-3 (No. 333-161634) filed with the SEC on 31 August 2009

4.2
Indenture for guaranteed debt securities among AngloGold Ashanti Holdings plc, as issuer, AngloGold Ashanti Limited, as guarantor, and The Bank of New York Mellon, as trustee, dated as of 28 April 2010

Incorporated by reference to Exhibit 4.2 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form F-3 (Nos. 333-182712 and 333-182712-02) filed with the SEC on 17 July 2012

4.3	Form of 6.50% Notes due 2040 and related Guarantee
Incorporated by reference to Exhibit 99(C) to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form 8-A (Nos. 001-14846 and 001-34725) filed with the SEC on 28 April 2010

4.4	Form of 3.75% Notes due 2030 and related Guarantee	Incorporated by reference to Exhibit 4.1 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s report on Form 6-K (Nos. 001-14846 and 001-34725) filed with the SEC on 1 October 2020

4.5	Form of 3.375% Notes due 2028 and related Guarantee	Incorporated by reference to Exhibit 4.1 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s report on Form 6-K (Nos. 001-14846 and 001-34725) filed with the SEC on 22 October 2021

4.7	Form of senior fixed rate redeemable or non-redeemable note	*

4.8	Form of guaranteed fixed rate redeemable or non-redeemable note	*

4.9	Form of ordinary share certificate for AngloGold Ashanti Limited
Incorporated by reference to Exhibit 4.11 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form F-3 (Nos. 333-182712 and 333-182712-02) filed with the SEC on 17 July 2012

4.10	Form of ordinary share warrant agreement	*

4.11	Form of ordinary share warrant certificate	*

4.12	Form of subscription agreement to exercise rights to purchase ordinary shares	*

Exhibit No.	Name of Document	Method of Filing
4.13	Form of rights certificate to purchase ordinary shares	*

4.14
Amended and Restated Deposit Agreement dated as of 3 June 2008 among AngloGold Ashanti Limited, The Bank of New York Mellon as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder
Incorporated by reference to Exhibit 1 to AngloGold Ashanti Limited’s Registration Statement on Form F-6 (No. 333-159248) filed with the SEC on 14 May 2009

4.15	Form of American Depositary Receipt	Included as Exhibit A to Exhibit 4.14

5.1	Opinion of Cravath, Swaine & Moore LLP, U.S. counsel	Filed herewith

5.2	Opinion of ENSafrica (Edward Nathan Sonnenbergs Inc.), South African counsel	Filed herewith

5.3	Opinion of Cains Advocates Limited, Isle of Man counsel	Filed herewith

22.1	Subsidiary Issuer of Guaranteed Securities	Incorporated by reference to Exhibit 19.17 to AngloGold Ashanti Limited’s Annual Report on Form 20-F (No. 001-14846) filed with the SEC on 30 March 2022

23.1	Consent of Ernst & Young Inc., independent registered public accounting firm	Filed herewith

23.2	Consent of BDO LLP, independent registered public accounting firm	Filed herewith

23.3	Consent of Cravath, Swaine & Moore LLP	Included as part of Exhibit 5.1

23.4	Consent of ENSafrica (Edward Nathan Sonnenbergs Inc.)	Included as part of Exhibit 5.2

23.5	Consent of Cains Advocates Limited	Included as part of Exhibit 5.3

23.6	Consent of Chairman of the Mineral Resource and Ore Reserve Steering Committee	Filed herewith

23.7	Consents of Qualified Persons for Technical Report Summary, Geita Gold Mine, A Life of Mine Summary Report	Filed herewith

23.8	Consents of Qualified Persons for Technical Report Summary, Obuasi, A Life of Mine Summary Report	Filed herewith

23.9	Consents of Qualified Persons for Technical Report Summary, Iduapriem, A Life of Mine Summary Report	Filed herewith

23.10	Consents of Qualified Persons for Technical Report Summary, Siguiri, A Life of Mine Summary Report	Filed herewith

23.11	Consents of Qualified Persons for Technical Report Summary, Kibali Gold Mine, A Life of Mine Summary Report	Filed herewith

23.12	Consents of Qualified Persons for Technical Report Summary, Cuiabá, A Life of Mine Summary Report	Filed herewith

23.13	Consents of Qualified Persons for Technical Report Summary, Córrego do Sítio Mineração, A Life of Mine Summary Report	Filed herewith

Exhibit No.	Name of Document	Method of Filing
23.14	Consents of Qualified Persons for Technical Report Summary, Lamego, A Life of Mine Summary Report	Filed herewith

23.15	Consents of Qualified Persons for Technical Report Summary, Serra Grande Mine, A Life of Mine Summary Report	Filed herewith

23.16	Consents of Qualified Persons for Technical Report Summary, Cerro Vanguardia, A Life of Mine Summary Report	Filed herewith

23.17	Consent of Qualified Person for Technical Report Summary, La Colosa, An Initial Assessment Report	Filed herewith

23.18	Consents of Qualified Persons for Technical Report Summary, Quebradona Project, A Preliminary Feasibility Report	Filed herewith

23.19	Consents of Qualified Persons for Technical Report Summary, Gramalote Project, An Initial Assessment Report	Filed herewith

23.20	Consent of Qualified Person for Technical Report Summary, Silicon Project, A Life of Mine Summary Report	Filed herewith

23.21	Consents of Qualified Persons for Technical Report Summary, Sunrise Dam Gold Mine, A Life of Mine Summary Report	Filed herewith

23.22	Consent of Qualified Person for Technical Report Summary, Butcher Well Project, An Initial Assessment Report	Filed herewith

23.23	Consents of Qualified Persons for Technical Report Summary, Tropicana Gold Mine, A Life of Mine Summary Report	Filed herewith

24	Powers of Attorney of the registrants	Included on the signature pages

25.1	Statement of eligibility of The Bank of New York Mellon, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the proposed form of AngloGold Ashanti Limited debt indenture	Filed herewith

25.2
Statement of eligibility of The Bank of New York Mellon, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the AngloGold Ashanti Holdings plc guaranteed debt indenture dated as of 28 April 2010
Filed herewith

96.1	Technical Report Summary, Geita Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.1 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.2	Technical Report Summary, Obuasi, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.2 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

Exhibit No.	Name of Document	Method of Filing
96.3	Technical Report Summary, Iduapriem, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.3 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.4	Technical Report Summary, Siguiri, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.4 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.5	Technical Report Summary, Kibali Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.5 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.6	Technical Report Summary, Cuiabá, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.6 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.7	Technical Report Summary, Córrego do Sítio Mineração, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.7 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.8	Technical Report Summary, Lamego, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.8 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.9	Technical Report Summary, Serra Grande Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.9 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.10	Technical Report Summary, Cerro Vanguardia, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.10 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.11	Technical Report Summary, La Colosa Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.11 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.12	Technical Report Summary, Quebradona Project, A Preliminary Feasibility Report	Incorporated by reference to Exhibit 96.12 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.13	Technical Report Summary, Gramalote Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.13 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.14	Technical Report Summary, Silicon Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.14 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.15	Technical Report Summary, Sunrise Dam Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.15 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.16	Technical Report Summary, Butcher Well Project, An Initial Assessment Report	Incorporated by reference to Exhibit 96.16 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

96.17	Technical Report Summary, Tropicana Gold Mine, A Life of Mine Summary Report	Incorporated by reference to Exhibit 96.17 to AngloGold Ashanti Limited’s report on Form 6-K (No. 001-14846) filed with the Securities and Exchange Commission on 30 March 2022

107	Filing fee table	Filed herewith

*          To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering.